UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             November 27, 2001                                    0-27749
------------------------------------------------          ----------------------
Date of Report (Date of earliest event reported)          Commission File Number


                   SYNDICATED FOOD SERVICE INTERNATIONAL INC.
                   ------------------------------------------
                 f/k/a Floridino's Internationsl Holdings, Inc.
             (Exact name of registrant as specified in its charter)


          Florida                                           59-3479186
          -------                                           ----------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)


                            3560 Cypress Gardens Road
                           Winter Haven, Florida 33884
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (863) 326-5252
                                 --------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On November 27, 2001, Syndicated Food Service International, Inc., formerly known as Floridino's International Holdings, Inc., ("International/Issuer"), through its wholly-owned foodservice subsidiaries, Syndicated Food Service Group, Inc. ("Food Service Group") and Syndicated Transportation Group, Inc. ("Transportation Group"), entered into an Agreement and Plan of Merger and Reorganization with Charles A. Beasley and Marjorie A. Beasley (the "Beasleys"), Beasley Food Service, Inc. ("Beasley Food") and Beasley Transportation, Inc. ("Beasley Transportation"). The Beasleys own 100% of the outstanding capital stock of Beasley Food and Beasley Transportation.

Syndicated Bloomington I LLC ("Real Estate Group"), also a wholly-owned subsidiary of International, entered into an agreement with the Beasleys to acquire a parcel of land and a 67,000 square foot facility in Bloomington, Indiana that is used for the operations of the Food Service Group and the Transportation Group.

The aggregate purchase price for the transactions is $7.5 million, of which $2.3 million is to be paid in cash and the balance in a combination of long-term debt of approximately $1.26 million and 458,716 shares of Issuer restricted common stock valued at a negotiated amount of $1.5 million. In September 2001, International acquired a line of credit with a financial institution for $3.5 million which is to be used for acquisitions only. Of the cash portion of the purchase price, $1.5 million will be paid by drawing down on the line of credit and the remaining amount will be paid from the Company's working capital.

It is anticipated that all of these transactions will close on or before December 17, 2001.

Agreement and Plan of Merger.

Upon the effectiveness of the merger, in exchange for the shares of Beasley Transportation and Beasley Food, International will (a) issue 458,716 shares of Issuer restricted common stock to the Beasleys, (b) issue a long term promissory note in the principal amount of approximately $1.266 million (the "Note") in favor of the Beasleys, and (c) will pay $800,000 in cash to the Beasleys. The Note will be secured by a Security Agreement underlying a pledge of 29 trucks owned by the Transportation Group. The shares will be subject to certain transfer restrictions including a right of first refusal by International, and will be held in escrow pursuant to a Pledge and Escrow Agreement in the event of any misrepresentation or claim by International for indemnification. The Note may also be subject to set-off in the event of any claim for indemnification by the Company. Upon effectiveness, the shares of Beasley Food Service and Beasley Transportation will be cancelled and the Food Group and the Transportation Group will be the surviving entities. The parties intend that the merger will constitute a tax-free reorganization.

Acquisition of Real Estate.

On November 27, 2001, the Real Estate Group entered into an agreement to acquire the real estate described above from the Beasleys for $3.5 million. The facility is used for Beasley Food and Beasley Transportation operations. In consideration for the property, the Real Estate Group will be paying $1.5 million in cash and the balance is payable by the Real Estate Group's assumption or satisfaction of a Mortgage and Fixture Filing for the benefit of Bank One, Indiana, N.A. which has, of the closing date, a principal balance due and owing of approximately $2.0 million. International intends to refinance the mortgage with Bank One in the amount of between $2.5 -$2.8 million.

Item 5.  Other Events.

New Counsel.

The Company recently engaged the law firm of Proskauer Rose LLP with offices in New York, Los Angeles, Washington,Boca Raton, Newark and Paris, to serve as its outside counsel.

Description of the Newly Acquired Businesses.

General

Through our wholly-owned food service subsidiaries, we are a broadline and non-food related wholesale foodservice company that markets and distributes a wide variety of food and food-related products to the foodservice, or "away from home eating," industry. Our 3,500 product items include fresh produce, refrigerate, canned and frozen foods, as well as commercial and industrial kitchen equipment and appliances, disposables and chemical and cleaning supplies. Our customer base is located primarily in the States of Indiana, Kentucky, Illinois and Michigan.

The wholesale foodservice industry consists of two major customer types:

o "Street" foodservice customers, which includes independent restaurants, hotels, cafeterias, schools, healthcare facilities and other institutional customers, and

o "Chain" customers, which includes regional and national quick-service restaurants and casual-dining restaurants.

We service both of these customer types.

As a broadline foodservice distributor, we design our product mix, distribution routes and delivery schedules to accommodate the needs of a large number of customers whose individual purchases vary in size. To date, generally, our broadline distribution customers are located no more than 200 miles away from our distribution facility.

Background

Beasley Food Service was organized in 1975 by its founder, Charles Beasley. It is anticipated that in December 2001, Beasley Food Service, Inc. and Beasley Transportation Group, Inc. will be merged into Syndicated Food Service Group, Inc. and Syndicated Transportation Group, Inc. pursuant to an Agreement and Plan of Merger dated as of November 27, 2001. Our address will be 4863 Vernal Pike, Bloomington, Indiana 47401 and our telephone number will be 812-824-3973.

The Foodservice Distribution Industry.

Companies in the foodservice distribution industry purchase, warehouse, market, and transport food products, paper products and other supplies and food-related items. Foodservice distribution companies generally are classified as "broadline," "specialty" or "system" distributors. Broadline distributors offer a comprehensive range of food and related products and provide foodservice establishments with large, full-service deliveries. Specialty distributors generally are smaller, regional enterprises that supply limited product categories. Specialty distributors generally distribute to premier accounts because of their inability to attract multi-unit accounts due to a lack of geographic coverage and national coverage. System distributors typically supply a narrow range of products to a limited number of multi-unit customers operating in a broad geographical area. We are primarily considered a broadline distributor.

The foodservice distribution industry generated sales of approximately $150 billion in 2000 and for 2001, sales are projected to be approximately $157 billion according to the Food Distributors International Magazine. While our sales account for a very small fraction of these amounts, we believe that we will benefit by the general increase in sales projected for the industry as a whole.

Business and Growth Strategy

We currently target small independent businesses, rather than large, lower profit chain accounts in the Midwest. We market our products through our direct sales force. We are committed to providing superior customer service through accurate, timely and customized deliveries of food and non-food products that are generally ordered with short lead times and that may vary in size by customer identity, location or delivery date. Our delivery services are generally provided to customers located within 200 miles of our distribution center located in Bloomington, Indiana, currently using 29 tractor-trailers and delivery trucks owned by the Transportation Group. We currently distribute to foodservice customers in the states of Indiana, Kentucky,, Illinois and Michigan. Our distribution infrastructure is designed to warehouse and transport frozen and refrigerated food as well as fresh produce in temperature-controlled environments that ensure delivery of perishable and dry food and produce in optimal condition.

Our business strategy is to grow our foodservice business through both internal growth and acquisitions, and to improve our operating profit margin. We believe that we have the resources and competitive advantages to continue our internal growth and that we are well positioned to take advantage of the consolidation that is taking place in our industry. Our growth strategy is to maintain and enhance our position as a recognized broadline foodservice distributor targeting customers in a diverse group of high-growth industries, while expanding our geographic presence.

Key elements of our strategies include:

Increasing Market Share of Existing Accounts. We believe that customers within our existing markets for whom we are not the principal supplier represent an additional market opportunity for us. We seek to combine what we believe are our strengths in quality, service, product selection and competitive pricing to increase sales per delivery to these customers. We are also taking actions to enhance the productivity of our sales representatives, allowing them to focus on increasing sales to each account. These actions include:

o        Using data from customer purchase history to customize sales calls.

o Identifying accounts with other sales opportunities to focus sales resources; and using technology and sales representative incentive compensation to improve customer service.

o Developing a monthly flyer prepared by our in-house marketing department.

Pursuing Strategic Acquisitions. Through our parent company, we believe acquisitions will allow us to accelerate sales growth, increase profitability and expand our geographic presence. Our parent company is currently identifying and evaluating potential acquisition candidates, targeting companies that market and distribute products that complement our existing product lines and distributes in markets not currently serviced by us.

Increase Sales to Existing Accounts and Within Existing Markets. We seek to become a principal supplier for more of our distribution customers and to increase sales per delivery to those customers. We believe that a higher penetration of our existing distribution accounts and markets will allow us to strengthen our relationships with our current customers and to realize economies of scale driven by greater utilization of our existing distribution infrastructure.

We seek to maintain our price competitiveness in the distribution segment by upgrading our current technology to help maintain and increase our purchasing leverage. We are currently implementing a program to standardize product descriptions across our information systems, which is intended to allow us to enhance coordination of our buying activity and enable us to improve our purchasing power. In addition, we are continuing to invest in technology to provide our sales force with better information with which to assist broadline customers and grow sales.

Increase Sales to Street Customers. We plan to focus on increasing sales to street customers, which typically generate higher operating margins than our sales to chain accounts. We plan to increase our penetration of the street customer base by leveraging our broad range of products and value-added services and by continuing to invest in enhancing the quality of our sales force through improvements in our hiring and training efforts and in our utilizing technology. Our training programs and sales compensation system are designed to encourage our sales force to grow sales to new and existing street customers.

Suppliers

We are a member of All Kitchens of America ("All Kitchens") foodservice buying group. All Kitchens, a part of Foresight Partners LLC, includes over 105 distributors with approximately $7.5 billion in purchasing power. Due to our purchasing power as a member, we are able to purchase certain of its core items at lower costs, as well as receive sheltered income (i.e., merchandising rebates) from All Kitchen suppliers. Additionally, a number of All Kitchens suppliers offer us marketing allowances. Additionally, some vendors may contribute products or funds through vendor growth programs for increased sales of product over a prior year.

In addition to its membership of All Kitchens, we also purchase many national brand products directly from vendors.

Products and Services

We distribute more than 3,500 national and proprietary brand food and non-food products to a total of more than 1000 foodservice customers. These items include a broad selection of "center-of-the-plate" entrees, canned and dry groceries, frozen foods, refrigerated and dairy products, paper products and cleaning supplies, fresh-cut produce, restaurant equipment and other supplies. We also provide our customers with other value-added services including those described below.

National Brands. We offer our customers a broad selection of national brand products. We believe that national brands are attractive to customers seeking consistent product quality throughout their operations. We believe that distributing national brands has strengthened our relationship with many national suppliers that provide us with important sales and marketing support. These sales complement sales of our proprietary brand products.

Fresh-Cut Products. We believe that the ability to provide quality products with an acceptable shelf life is key to the success of our fresh-cut produce business. We offer fresh-cut products, such as pre-cut fruit, lettuce, onions and green peppers, cole slaw, diced and bulk tomatoes, that we purchase and market under the Beasley label. As restaurants seek to increase their profitability by reducing reliance on labor-intensive tasks conducted on-site, we believe that there is an opportunity for us to capture market share by introducing innovative products. For example, we believe that tomatoes are one of the few remaining produce items to still be processed on-site in restaurants. We believe that diced tomatoes, when individually diced by restaurant employees, are generally characterized by inconsistent thickness, relatively high waste and increased food-safety risk. To help resolve this problem, we have developed equipment that allows us to process tomatoes with consistent high quality and to sell them at a price which we believe can allow quick-service restaurants to realize savings when compared to the total costs of procurement and on-site processing.

Value-added Services. We believe that offering meal planning and design, recipes, technical chef assistance, inventory control and direct order entry, along with training programs for staff in sanitation, sales techniques and front of the house training that will provide an edge over traditional foodservice suppliers. Our staff includes an Executive Chef/Training Manager, as well as certified "Servesafe" and hazard analysis critical control points or "HACCP" qualified training staff.

Customers and Marketing

We believe that foodservice customers select a distributor based on timely and accurate delivery of orders, consistent product quality, value-added services and price. Value-added services include assistance in managing inventories, planning menus and controlling costs through, among other means, increased computer communications and more efficient deliveries. In addition, we believe that some street and chain customers gain operational efficiencies by dealing with one, or a limited number of, foodservice distributors.

Street Customers. Our street customers include independent restaurants, hotels, cafeterias, schools, healthcare facilities and other institutional customers. Despite the generally higher selling and delivery costs we incur in servicing street customers, sales to these customers typically generate higher operating profit margins than sales to chain customers. Our sales representatives service customers in person or by telephone, accepting and processing orders, reviewing account balances, disseminating new product information and providing business assistance and advice where appropriate. Sales representatives are generally compensated through a combination of commission and salary based on several factors relating to profitability and collections. These representatives typically use laptop computers to assist customers by entering orders, checking product availability and pricing and developing menu-planning ideas on a real-time basis.

Chain Customers. Our principal chain customers generally are franchisees or corporate-owned units of family-dining, casual-theme and quick-service restaurants. Our sales programs to chain customers tend to be tailored to the individual customer and include a more specialized product offering than the sales programs for our street customers. Sales to chain customers are typically high volume, low gross margin sales that require fewer, but larger, deliveries than those to street customers. These programs offer operational and cost efficiencies for both the customer and us, which can help compensate us for the lower gross margins. Our chain customers are supported primarily by dedicated account representatives who are responsible for ensuring that customers' orders are properly entered and filled. In addition, more senior members of management assist in identifying potential new chain customers and managing long-term account relationships.

We are not dependent on any one or a few customers. No customer accounts for more than 10% of our annual revenues.

Distribution

Approximately 90% of our orders are placed for delivery the next day. Products are automatically reserved for distribution at the time of order, thereby ensuring complete fulfillment of orders upon delivery. Prior to loading, customer orders are assembled and sorted in the warehouse to ensure order completeness. The products are staged according to the required delivery sequence. We deliver products using our fleet of 29 refrigerated trucks. Our computerized routing system dispatches trucks, thereby optimizing delivery efficiency and minimizing drive time, wait time and excess mileage. We believe that our fleet of trucks is adequate to meet our needs in the near future.

The Food Services Group delivery area includes the states of Indiana, Kentucky, Illinois and Michigan. The Transportation Group is responsible for delivering the Food Services Group's products. Our fleet is owned by the Transportation Group and maintained by third parties. All of our drivers are employees.

Governmental Regulations

Our operations are subject to regulation by state and local health departments, the U.S. Department of Agriculture and the Food and Drug Administration, which generally impose standards for product quality and sanitation. Our facilities are generally inspected at least annually by state and/or federal authorities. Our relationship with our fresh food suppliers with respect to the grading and commercial acceptance of product shipments is governed by the Federal Produce and Agricultural Commodities Act, which specifies standards for sale, shipment, inspection and rejection of agricultural products.

As a marketer and distributor of food products, we must operate our business in compliance with the Federal Food, Drug and Cosmetic Act and regulations issued by the U.S. Food and Drug Administration. The FDA regulates manufacturing and holding requirements for foods through its current good manufacturing practice regulations, specifies the standards of identity for specified foods and prescribes the format and content of information required to appear on food product labels. The FDA also regulates hazard analysis critical control points, or HACCP, compliance for seafood processors. We are an HACCP approved company. Some product lines are regulated by the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act and other regulations issued by the U.S. Department of Agriculture. The USDA imposes standards for product quality and sanitation including the inspection, labeling and HACCP compliance of meat and poultry products and the grading and commercial acceptance of produce shipments from our suppliers. We must also comply with state and local regulation relating to the licensing of our facilities, enforcement by state and local health agencies of state and local standards for our products and regulation of our trade practices in connection with the sale of our products. Our facilities generally are inspected at least annually by state and/or federal authorities. Our facilities may be inspected by, and we must comply with regulations issued under, the Occupational Safety and Health Act (OSHA) by the Department of Labor, which require us to comply with manufacturing, health and safety standards to protect our employees from accidents and to establish hazard communication programs to transmit information on the hazards of various chemicals present in products that we distribute and use.

We must also comply with federal, state and local environmental requirements, including those relating to discharges of substances in the air, water and land, the handling, storage and disposal of wastes and the clean up of properties affected by pollutants. We do not currently anticipate any material adverse effect on our business or financial condition as a result of our efforts to comply with environmental requirements.

We are regulated by numerous federal, state and local regulatory agencies, including the U.S. Department of Labor, which sets employment practice standards for workers, and the Indiana Department of Transportation, which regulates qualification and licensing of drivers, transportation of perishable and hazardous materials, and waste. We believe that we are in compliance in all material respects with all applicable government regulations.

Our distribution facility has above ground storage tanks for diesel fuel and other petroleum products that are subject to laws regulating such storage tanks. These laws have not had a material adverse effect on our results of operations or financial condition.

Our trucking operations are regulated by the Surface Transportation Board and the Federal Highway Administration, as well as by the Indiana Department of Transportation. In addition, interstate motor carrier operations are subject to safety requirements prescribed by the U.S. Department of Transportation and other relevant federal and state agencies. Such matters as weight and dimension of equipment are also subject to federal and state regulations. Management believes that we are in substantial compliance with applicable regulatory requirements relating to our motor carrier operations. Our failure to comply with the applicable motor carrier regulations could result in substantial fines or revocation of our operating permits.

Information Systems

We manage our distribution operations for the ordering, receiving, warehousing and delivery of over 3,500 products though software that has been developed for the foodservice distribution industry, which allows our customers to electronically place orders with us and permits us to record sales, billing and inventory information. The software also aids in the timely and accurate financial reporting by our subsidiaries to our corporate headquarters. Software development and maintenance on this platform is managed on a centralized basis by our corporate information technology staff. This platform is being enhanced to provide standardized product descriptions to facilitate leveraging our purchasing volume across our distribution network. In addition, we are implementing an automated warehouse management system that uses radio frequency scanning to track products within our distribution centers. This technology is intended to enhance productivity by reducing errors in inventory, receiving, put-away, delivery and selection. We have also implemented truck routing software to optimize the distribution routes traveled by our trucks in order to reduce excess mileage and improve the timeliness of customer deliveries. Lastly, we have developed and are rolling out an Internet-based ordering system which allows customers to have real-time access to product information, inventory levels and their purchasing history.

Employees

We currently employ a full-time staff of 90 individuals, of which five are employed in corporate management and administration at our corporate offices. We believe that our relationships with our employees are good.

Properties

Our distribution headquarters has been located in Bloomington, Indiana since December 1997. The facility has approximately 67,000 square feet of space with additional room for expansion. The current facility has over 12,000 square feet of freezer space, over 11,000 square feet of cooler space, and over 21,000 square feet of dry space. We will be entering into a lease agreement with the Real Estate Group concurrently with the closing of the merger transaction.

                                  RISK FACTORS

Our business has lower profit margins and is sensitive to regional economic conditions.

Foodservice distribution companies purchase, store, market and transport food and related products to establishments that prepare and serve meals to be eaten away from the home. Our industry is characterized by relatively high inventory turnover with relatively low profit margins. We often sell a portion of our products on a cost-plus basis. As a result, our profit levels may be reduced during periods of food price deflation, even though our gross profit percentage may remain relatively constant. Such a reduction could have a material adverse effect on our business, operating results and financial condition.

The foodservice distribution industry is sensitive to national and regional economic conditions. Economic downturns could have an adverse impact on the demand for our products. These downturns may reduce consumer spending at restaurants and other foodservice institutions we supply.

Our distribution and administrative expenses are relatively fixed in the short term. As a result, unexpected decreases in our net sales, such as those due to severe weather conditions, can have a significant short-term adverse impact on our operating income. Our operating results also may be adversely affected by difficulties we may encounter in collecting our accounts receivable and in maintaining our profit margins in times of unexpected increases in fuel costs.

Our business is dependent on our ability to complete acquisitions and integrate operations of acquired businesses.

It is our parent company's intent to grow through acquisitions of other foodservice distributors. We cannot assure anyone that we will be able to make acquisitions in the future or that any acquisitions we do make will be successful. Furthermore, we make no assurances that that future acquisitions will not have a material adverse effect upon our operating results, particularly in periods immediately following the consummation of those transactions while the operations of the acquired business are being integrated into our operations.

In connection with the acquisitions of other businesses in the future, we may decide to consolidate the operations of any acquired business with our existing operations or make other changes with respect to the acquired business, which could result in special charges or other expenses. Our operating results also may be adversely affected by expenses we incur in making acquisitions, by amortization of goodwill resulting from acquisitions, and by additional depreciation expenses attributable to acquired assets. Any of the businesses we have acquired or may acquire may also have liabilities or adverse operating issues that we failed or may fail to discover before the acquisition, and our indemnity for such liabilities typically has been limited and may, with respect to future acquisitions, be limited.

Additionally, our ability to make any future acquisitions may depend upon obtaining additional financing. We make no assurances that our parent company or we will be able to obtain additional financing on acceptable terms or at all. If we obtain additional debt financing, which may include issuing debt securities, our debt service obligations may increase substantially and the terms of the debt financing may contain financial covenants and other restrictions that limit our operating flexibility, limit our flexibility in planning for and reacting to changes in our business and make us more vulnerable to economic downturns and competitive pressures. To the extent that other businesses are acquired in exchange for common stock, fluctuations in our parent's stock price could have a material adverse effect on our ability to complete acquisitions. Likewise, issuing common stock in connection with acquisitions could be dilutive to shareholders.

Managing our growth may be difficult and our growth rate may decline.

To the extent that our customer base and our services continue to grow, this growth is expected to place a significant demand on our managerial, administrative, operational and financial resources. Our future performance and results of operations will depend in part on our ability to successfully implement enhancements to our business management systems and to adapt those systems as necessary to respond to changes in our business. Similarly, our growth has created a need for expansion of our facilities from time to time. As we near maximum utilization of a given facility, operations may be constrained and inefficiencies may be created which could adversely affect our operating results unless the facility is expanded or volume is shifted to another facility. Conversely, as we add additional facilities or expand existing facilities, excess capacity may be created. Any excess capacity may also create inefficiencies and adversely affect our operating results.

In addition, we cannot assure you that the rate of our future growth, if any, will not decline from our recent historical growth rates. If we fail to expand our business or make acquisitions and successfully integrate the operations of any acquired companies, the rate of our future growth, if any, will likely be lower than our historical growth rates.

Competition in the foodservice distribution industry is intense and we may not be able to compete successfully.

The foodservice distribution industry is highly competitive. We compete with numerous distributors on a local level, as well as with a limited number of national foodservice distributors. Some of these distributors have substantially greater financial and other resources than we do. Bidding for contracts or arrangements with customers, particularly chain and other large customers, is highly competitive and distributors may market their services to a particular customer over a long period of time before they are invited to bid. We believe that most purchasing decisions in the foodservice business are based on the distributor's ability to completely and accurately fill orders and to provide timely deliveries, on the quality of the product and on price. Our failure to compete successfully could have a material adverse effect on our business, operating results and financial condition.

Our success largely depends on our ability to retain senior management.

We largely depend on the efforts of members of our senior management for our success. Our key employee in Indiana, Charles Beasley, has had over 35 years of experience in foodservice distribution. He has developed and coordinated implementation of the Food Service Group's strategy since its formation in 1975. As of the effective date of the merger, Mr. Beasley will enter into a five year employment agreement with the Food Group as its general branch manager and regional procurement direct. However, if we were to lose Mr. Beasley's services, the Food Services Group's business, operating results and financial condition could be materially adversely affected.

Product liability claims could have an adverse effect on our business.

Like any other seller of food products, we face an inherent risk of exposure to product liability claims if the products we sell cause injury or illness. We have obtained primary and excess umbrella liability insurance with respect to product liability claims. We cannot assure you, however, that this insurance will continue to be available at a reasonable cost, or, if available, will be adequate to cover liabilities. We generally seek contractual indemnification from parties supplying our products, but any such indemnification is limited, as a practical matter, to the creditworthiness of the indemnifying party. If we do not have adequate insurance or contractual indemnification available, product liabilities relating to defective products could have a material adverse effect on our business, operating results and financial condition.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements

         To be filed by amendment.

(b) Pro Forma Financial Statement

         To be filed by amendment.

(c)      Exhibits

         3.1.1.1 Articles of Incorporation of Floridino's International Holdings, Inc.(2)

         3.1.1.2  Articles of Amendment to delete Article X.*

         3.1.1.3 Articles of Amendment to change the corporate name and increase the number of authorized shares*

         3.1.2 Restated Certificate of Incorporation of Syndicated Food Service Group, Inc.*

         3.1.3 Certificate of Incorporation of Syndicated Transportation Service Group, Inc.*

         3.1.4    Articles of Organization of Syndicated Bloomington I, LLC*

         3.2.1    Bylaws of Floridino's International Holdings, Inc.(1)

         3.2.2    Bylaws of Syndicated Food Service Group, Inc.*

         3.2.3    Bylaws of Syndicated Transportation Group, Inc.*

         4        Form of Unit Offering Warrant(3)

         4.1 Warrant Agreement between Floridino's International Holdings, Inc. and Brian Donohue(3)

         10.1 Agreement between Floridino's, Inc. and Raffles Toho, Inc. dated August 31, 1999(1)

         10.2 Promissory Note between Floridino's Inc. and Raffles Toho, Inc. dated August 31, 1999(1)

         10.3 Promissory Note between Floridino's Inc. and Raffles Toho, Inc. dated August 31, 1999(1)

         10.4 Promissory Note between Floridino's Inc. and Raffles Toho, Inc. dated December 31, 1998(1)

         10.5 Promissory Note between Floridino's Inc. and Toho Partners, LLC dated December 31, 1998(1)

         10.6 Promissory Note between Floridino's International Holdings, Inc. and Fidra Holdings Ltd. Dated October 15, 2000(3)

         10.7     Floridino's Standard Franchise Agreement(1)

         10.8 Consulting Agreement between Floridino's International Holdings, Inc. and the Ephraim Group dated March 10, 2000(1)

         10.9 9.0% Series A Convertible Preferred Promissory Note Due October 31, 2001(2)

         10.10    Securities Subscription Agreement dated October 1, 1999(2)

         10.11 Real Estate Purchase Agreement dated November 27, 2001 (without exhibits or schedules)*

         10.12 Agreement and Plan of Merger dated November 27, 2001 (without exhibits or schedules)*

         21       Subsidiaries of the Company*

(1) Filed as an exhibit to Form 10-SB/A on July 21, 2000 and incorporated by reference.

(2) Filed as an exhibit on Form 10-KSB/A on January 10, 2001 and incorporated by reference.

(3) Filed as an exhibit on Form 10-KSB for the fiscal year ended December 31, 2000 on April 18, 2001 and incorporated by reference.

*        Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2001     SYNDICATED FOOD SERVICES INTERNATIONAL INC.


                             By:  /s/ William C. Keeler
                                  ------------------------------------------
                                  William C. Keeler, Chief Executive Officer